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                                                                   EXHIBIT 10.13
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 9th day of June, 1998 by and between Farah Incorporated, a Texas corporation (hereinafter, the "Company" which term shall include the Company's other subsidiaries, affiliates and successors), and Polly Vaughn (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.


                                   BACKGROUND

        Executive is the Senior Vice President of Farah U.S.A., Inc., an affiliate of the Company. Pursuant to an Agreement and Plan of Merger, dated as of May 1, 1998 (the "Merger Agreement"), the Company will be acquired by Tropical Sportswear Int'l Corporation (the "Merger").

        The Company desires to retain Executive from and after the Merger as an executive of the Company, and Executive is willing to serve as such, all in accordance with the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Effective Date. The effective date of this Agreement (the "Effective Date") will be the date on which the effective time of the Merger occurs.

        2. Employment. As of the Effective Date, Executive will be employed in the capacity of Vice President and Chief Accounting Officer of the Company. Executive's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Chief Executive Officer of the Company.

        3. Employment Period. Unless earlier terminated herein in accordance with Section 6 hereof, Executive's employment shall be for a one-year term (the "Employment Period"), beginning on the Effective Date. The Employment Period shall, without further action by Executive or the Company, be extended by an additional one-year period on the first and each subsequent anniversary of the Effective Date; provided, however, that either party may, by notice to the other, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

        4. Extent of Service. During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote her


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business time, attention, skill and efforts exclusively to the faithful performance of her duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement.

         5.       Compensation and Benefits.

                  (a) Base Salary. During the Employment Period, the Company will pay to Executive a base salary in the amount of $100,000 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase Executive's Base Salary from year to year. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance.

                  (b) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans (including without limitation, the Company's 401(k) plan), practices, policies and programs applicable generally to peer executives of the Company and its affiliated companies ("Peer Executives"), and on the same basis as such Peer Executives.

                  (c) Welfare Benefit Plans. During the Employment Period, Executive and Executive's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, disability, employee life, group life, and accidental death insurance plans and programs) to the extent applicable generally to Peer Executives.

                  (d) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies to the extent applicable generally to Peer Executives.

                  (e) Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for Peer Executives.


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         6.    Termination of Employment.

               (a) Death, Retirement or Disability. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section 14(f) of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors of the Company in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of her regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

               (b) Termination by the Company. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                   (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive which specifically identifies the manner in which Executive has not substantially performed Executive's duties, or

                   (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

                   (iii) Executive engages in any misconduct involving moral turpitude whether occurring in the performance of her duties or otherwise.

               (c) Termination by Executive. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean a material reduction by the Company in Executive's Base Salary and benefits as in effect on the Effective Date or as the came may be increased from time to time.

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               (d) Notice of Termination. Any termination by the Company for
Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

               (e) Date of Termination. "Date of Termination" has the following meaning: (i) if Executive's employment is terminated by the Company or by Executive other than by reason of death, Retirement or Disability, the Date of Termination will be the date specified in the Notice of termination, and (ii) if Executive's employment is terminated by reason of death, Retirement or Disability, the Date of Termination will be the date of death or Retirement of Executive or the Disability Effective Date, as the case may be.

            7. Obligations of the Company upon Termination.

               (a) Termination by Executive for Good Reason; Termination by the Company Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, death or Disability, or Executive shall terminate employment for Good Reason, then in consideration of Executive's services rendered prior to such termination and as reasonable compensation for her compliance with the Restrictive Covenants in Section 12 hereof:

                   (i) the Company shall pay to Executive the aggregate of the following amounts:

                       A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) Executive's target annual bonus that would have been payable with respect to the fiscal year in which the Date of Termination occurs, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination (or in the case of 1998, the number of days between the Effective Date and the Date of Termination), and the denominator of which is 365, and (3) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore

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         paid (the sum of the amounts described in clauses (1), (2) and (3)
         shall be hereinafter referred to as the "Accrued Obligations"); and

                            B. the Retention Bonus, to the extent not theretofore paid; and

                      (ii) Executive will continue to receive her Base Salary (subject to withholding of all applicable taxes) for the remainder of the Employment Period in the same manner as the same was being paid as of the Date of Termination; provided, however, that such payments shall be paid in a single lump sum payment, to be paid not later than thirty (30) days after the Date of Termination; and provided further, that the amount of such lump sum payment shall be determined by taking the payments to be made and discounting them to their Present Value (as such term is defined in Code Section 280G(d)(4) or any successor Code provision); and

                      (iii) for the remainder of the Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family in accordance with the plans, programs, practices and policies described in Section 5(c) of this Agreement (including the Split-Dollar Insurance Premium Commitment) if Executive's employment had not been terminated; and

                      (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the Retention Bonus (to the extent not theretofore paid), and the timely payment or provision of Other Benefits. The term Other Benefits as utilized in this Section 7(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, any death benefits applicable to Executive at the date of her death.

                  (c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations, the Retention Bonus (to the extent not theretofore paid), and the timely payment or provision of Other Benefits. The term Other Benefits as utilized in this Section 7(c) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, any disability benefits applicable to Executive at the Date of Termination.

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                  (d) Retirement. If Executive's employment is terminated by reason of Executive's Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations, the Retention Bonus (to the extent not theretofore paid), and the timely payment or provision of Other Benefits. The term Other Benefits as utilized in this Section 7(d) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, any retirement benefits applicable to Executive at the Date of Termination.

                  (e) Cause or Voluntary Termination without Good Reason. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (other than the prorata bonus described in Section 7(a)(i)(A)(2)) and the timely payment or provision of Other Benefits.

         8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 14(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

        9.        Limitation of Benefits.

                  (a) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of Executive (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (such benefits, payments or distributions are hereinafter referred to as "Payments") would, if paid, be subject to the excise tax (the "Excise Tax") imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of the Payments shall be reduced (but not below zero) to an amount expressed in present value that maximizes the aggregate present value of the Payments without causing the Payments or any part thereof to be subject to the Excise Tax and therefore nondeductible by the Company because of Section 280G of the Code (the "Reduced Amount"). For purposes of this
Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the Code. In the event, after the exhaustion of all remedies, it is necessary to reduce the Payments, the difference between the Payments and the Reduced Amount shall be treated for all purposes as a loan to Executive, which Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

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             (b) All determinations required to be made under this Section 9, including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be utilized in arriving at such determinations, shall be made by the Company's regular independent accounting firm at the expense of the Company or, at the election and expense of Executive, another nationally recognized independent accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that a Payment is due to be made, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section 9 ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         10. Costs of Enforcement. Each party to the Agreement shall pay its own costs and expenses in any contest of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement).

         11. Representations and Warranties. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete (other than as contained herein) with any person or entity, and Executive's execution of this Agreement and performance of her obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

         12. Restrictions on Conduct of Executive.

            (a) General. Executive and the Company understand and agree that the purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of her labor. Executive hereby acknowledges that the post-employment restrictions set forth in this Section 12 are reasonable and that they do not, and will not, unduly impair her ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein by the time and geographical area described below, Executive shall be subject to the restrictions set forth in this Section 12.

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               (b) Definitions. The following capitalized terms used in this
Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                   "Competitive Position" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by Executive for the Company;

                   "Competitive Services" means the merchandising, manufacturing, distribution, selling or marketing of men's, women's, boys' or girls' sportswear (tops and bottoms), each of which activities is engaged in by the Company and its subsidiaries on the date of this Agreement.

                   "Competitor" means any Person engaged, wholly or in part, in Competitive Services.

                   "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, sales and marketing techniques and plans, lists of contact data, technical data relating to the Company's products or production techniques, purchase and supply information, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, client billing information, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, financial plans and data concerning the Company, and management planning information). "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

                   "Determination Date" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

                   "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

                   "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

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                   "Protected Customers" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

                   "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

                   "Restricted Period" means the Period of Employment and a period extending two (2) years from the termination of Executive's employment with the Company for any reason whatsoever.

                   "Restricted Territory" means the United States and North, Central and South America, the United Kingdom, Western Europe, Australia, New Zealand, and Fiji. The Company and Executive acknowledge and agree that the Company and its subsidiaries do business and sell men's, women's, boys' and girls' sportswear (tops and bottoms) in all 50 states of the United States and in each other country in the Restricted Territory.

                   "Restrictive Covenants" means the restrictive covenants contained in Section 12(c) hereof.

                   "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Texas.

               (c) Restrictive Covenants.

                   (i) Restriction on Disclosure and Use of Confidential Information and Trade Secrets. Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with


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any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

        Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

                      (ii)   Nonsolicitation  of Protected  Employees.
Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate her or her employment relationship with the Company or to enter into employment with any other Person.

                      (iii) Restriction on Relationships with Protected Customers. Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of her employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) she had business dealings with the Protected Customer on the Company's behalf; (b) she was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) she obtained Trade Secrets or Confidential Information about the customer as a result of her association with the Company.

                      (iv) Noncompetition with the Company. The parties acknowledge: (A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts


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with customers, suppliers, advertisers and vendors of the Company; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and she will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing her in such position and giving her access to such information in reliance upon her agreement not to compete with the Company during the Restricted Period; (C) that due to her management duties, Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Company; and (F) that Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to Executive hereunder, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

               (d)    Enforcement of Restrictive Covenants.

                      (i) Rights and Remedies Upon Breach. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                             (A) the right and remedy to enjoin, preliminarily
and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                             (B) the right and remedy to require Executive to
account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of the Restrictive Covenants.

                      (ii) Severability of Covenants. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as


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separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

                      (iii) Attorneys' Fees. In any action relating to the enforcement of the Restrictive Covenants, the prevailing party in such action shall be entitled to be paid any and all costs and expenses incurred by her or it in enforcing or establishing her or its rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

         13.      Assignment and Successors.

                  (a) Executive. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         14.      Miscellaneous.

                  (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

                  (c) Other Agents. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

                  (d) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

                  (e) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Texas shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

                  To Company:   Farah Incorporated
                                Attention: William W. Compton
                                Tropical Sportswear Int'l Corporation
                                4902 West Waters Avenue
                                Tampa, Florida 33634-1302
                                Facsimile No. (813) 249-4904

                  To Executive: Polly Vaughn
                                4171 N. Mesa
                                El Paso, Texas

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

                  (g) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                                            FARAH INCORPORATED



                                            By:      /s/ Michael Kagan
                                               --------------------------------
                                                     Michael Kagan
                                                     Chief Financial Officer


                                            EXECUTIVE:


                                                  /s/ Polly Vaughn
                                            ----------------------------------
                                            Polly Vaughn

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